Exhibit 99.1

Skystar Wins Local Government Bids to Expand Product Distribution

XI'AN, CHINA, September 9, 2009 — Skystar Bio-Pharmaceutical Company (Nasdaq: SKBI) ("Skystar" or the “Company”), a China-based producer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today announced that it has secured two contracts from local governments in the Hubei and Yunnan provinces for its leading Praziquantel tablets for the treatment and prevention of Schistosomiasis in livestock. The Company expects to recognize $500,000 in revenues from these contracts in the third quarter of 2009.  Praziquantel tablets accounted for 13% of Skystar’s total revenue in the first six months of 2009.

“Our Praziquantel tablets position us to capture additional market share as local governments continue to move toward the most cost effective solutions rather than utilizing State-Owned Enterprise (SOE) products,” said Mr. Weibing Lu, Skystar’s Chairman and CEO. “These new contracts demonstrate Skystar’s industry leadership position and signify important inroads into gaining additional local government bids in other Schistosomiasis endemic regions. Praziquantel and our other products offer significant advantages compared with SOE offerings, and we plan to continue to expand Skystar’s product reach to local farmers through similar contractual agreements.”

Schistosomiasis is a debilitating parasitic infection commonly known as “snail fever” or “blood fluke,” and among the diseases that the Chinese government has focused on for identifying viable treatments and prevention. Controlling Schistosomiasis is a top priority of the Chinese government and a consistent public health concern as the widespread disease is easily contracted by both animals and humans from contact with contaminated water.

Praziquantel is a compound of pyrazine and isoquinolin designed to treat and prevent Schistosomiasis in livestock. Praziquantel tablets are absorbed by the host and kill both the grub and the adult parasites almost immediately. Praziquantel has shown significant advantages when compared with other currently marketed products, including fewer side effects and a considerably shortened treatment period. Currently marketed treatments take 10-to-20 days, while Praziquantel’s treatment period is one-to-two days. Additionally, Skystar’s Praziquantel tablets are more efficient requiring one-tenth the dosage of other currently marketed products.

About Skystar Bio-Pharmaceutical Company

Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products, with over 40 additional products in the developmental stage. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

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Forward-looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts

The Piacente Group, Inc. (Investor Relations Counsel)
     Brandi Floberg
     (212) 481-2050
     skystar@tpg-ir.com

Skystar Bio-Pharmaceutical Company
     Scott Cramer
     Director - U.S. Representative
     (407) 645-4433
     scramer@skystarbio-pharmaceutical.com

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